UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d---2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2008, the board of directors of Compliance Systems Corporation (the “Company”) granted the following executive officers of the Company five year options to purchase the number of shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company as set forth opposite the name of such executive officer:

Name of Executive Officer	Number of Shares Underlying the Option
Dean Garfinkel	20,000,000
Barry Brookstein	10,000,000

Each of such options has an exercise price of $0.026 per share, the per share closing market price of the Common Stock on the date of grant. The options are terminable on:
(i) the first anniversary of the optionee's death;
(ii) the date of the termination of the optionee's employment or other relationship with the Company for cause;
(iii) the first anniversary of the date (A) on which the optionee's employment or other relationship with the Company is terminated without cause (except if such termination be by reason of death or permanent and total disability of the optionee); or (B) the optionee voluntarily terminates his employment or other relationship with the Company; or
(iv) the first anniversary of the date of Optionee's permanent and total disability, within the meaning of such term in Section 22(e) of the Internal Revenue Code.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1
Form of Option Agreement, dated as of January 4, 2008, with respect to options granted by Compliance Systems Corporation to Dean Garfinkel (20,000,000 shares) and Barry M. Brookstein (10,000,000 shares)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compliance Systems Corporation.

Dated: February 15, 2008	By:	/s/ Dean Garfinkel
Dean Garfinkel, President